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                                                                     EXHIBIT 5.1



                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]






April 26, 2000


Coho Energy, Inc.
14785 Preston Road, Suite 860
Dallas, Texas 75240

Ladies and Gentlemen:

              We have acted as counsel for Coho Energy, Inc., a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration Number 333-96331) (the "Registration Statement") with respect to (i) rights to purchase up to an aggregate of 8,663,846 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be offered by the Company pursuant to its Plan of Reorganization confirmed by the United States Bankruptcy Court for the Northern District of Texas (the "Plan") and (ii) the offering of 2,691,958 shares of Common Stock to certain standby lenders in connection with the standby loan entered into pursuant to the Plan.

              We have examined (i) the amended and restated articles of incorporation and the amended and restated bylaws of the Company and (ii) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

              Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the shares of Common Stock proposed to be offered by the Company have been duly authorized and, when issued in the manner set forth in the Registration Statement against payment therefor, will be validly issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                                 Very truly yours,



                                                 Fulbright & Jaworski L.L.P.